AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Plan”), is made as of this 7th day of December, 2004, by and between Templeton Capital Accumulator Fund (the “Fund”), a statutory trust created under the laws of the State of Delaware with its principal place of business at 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394-3091, and Templeton Growth Fund, Inc. (the “Company”), a corporation organized under the laws of the State of Maryland with its principal place of business at 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394-3091.

PLAN OF REORGANIZATION

The reorganization (hereinafter referred to as the “Plan “) will consist of (i) the acquisition by the Company of substantially all of the property, assets and goodwill of the Fund in exchange solely for full and fractional Class A shares of common stock, par value $1.00 per share, of the Company (the “Shares”); (ii) the distribution of the Shares to the shareholders of the Fund according to their respective interests in the Fund in complete liquidation of the Fund; and (iii) the dissolution of the Fund as soon as is practicable after the closing (as defined in Section 3, hereinafter called the “Closing”), all upon and subject to the terms and conditions of this Plan hereinafter set forth.

AGREEMENT

In order to consummate the Plan and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1.     Sale and Transfer of Assets, Liquidation and Dissolution of the Fund.

(a) Subject to the terms and conditions of this Plan, and in reliance on the representations and warranties of the Company herein contained, and in consideration of the delivery by the Company of the number of Shares hereinafter provided, the Fund agrees that it will convey, transfer and deliver to the Company at the Closing all of the Fund’s then existing assets, free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders’ rights of redemption), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to: (i) pay the Fund’s share of the costs and expenses of carrying out this Plan (including, but not limited to, fees of counsel and accountants, and expenses of its liquidation and dissolution contemplated hereunder), which costs and expenses shall be established on the Fund’s books as liability reserves; (ii) discharge its unpaid liabilities on its books at the closing date (as defined in Section 3, hereinafter called the “Closing Date”), including, but not limited to, its income dividends and capital gains distributions, if any, payable for the period prior to, and through, the Closing Date and excluding those liabilities that would otherwise be discharged at a later date in the ordinary course of business; and (iii) pay such contingent liabilities as the Board of Trustees of the Fund shall reasonably deem to exist against the Fund, if any, at the Closing Date, for which contingent and other appropriate liability reserves shall be established on the Fund’s books (hereinafter “Net Assets”). The Company shall not assume any liability of the Fund and the Fund shall use its reasonable best efforts to discharge all of its known liabilities, so far as may be possible, from the cash, bank deposits and cash equivalent securities described above. The Fund shall also retain any and all rights that it may have over and against any person that may have accrued up to and including the close of business on the Closing Date.

(b) Subject to the terms and conditions of this Plan, and in reliance on the representations and warranties of the Fund herein contained, and in consideration of such sale, conveyance, transfer, and delivery, the Company agrees at the Closing to deliver to the Fund the number of Shares, determined by dividing the net asset value per share of the Fund by the net asset value per share of Class A shares of the Company and separately multiplying the result thereof by the number of outstanding shares of the Fund, as of 4:00 p.m. Eastern time on the Closing Date. The number of Shares delivered to the Fund shall have an aggregate net asset value equal to the value of the Fund’s Net Assets, all determined as provided in Section 2 of this Plan and as of the date and time specified therein.

(c) Immediately following the Closing, the Fund shall dissolve and distribute pro rata to the Fund’s shareholders of record as of the close of business on the Closing Date, the Shares received by the Fund pursuant to this Section 1. Such dissolution and distribution shall be accomplished by the establishment of accounts on the share records of the Fund of the type and in the amounts due such shareholders based on their respective holdings as of the close of business on the Closing Date. Fractional Shares shall be carried to the third decimal place. As promptly as practicable after the Closing, each holder of any outstanding certificate or certificates representing shares of beneficial interest of the Fund shall be entitled to surrender the same to the transfer agent of the Company in exchange for the number of Shares theretofore represented by the certificate or certificates so surrendered shall have been converted. Certificates for Shares shall not be issued, unless specifically requested by the shareholders. Until so surrendered, each outstanding certificate which, prior to the Closing, represented shares of beneficial interest of the Fund shall be deemed for purposes to evidence ownership of the number of Shares into which the Fund shares (which prior to the Closing were represented thereby) have been converted.

(d) At the Closing, each shareholder of record of the Fund as of the record date (the “Distribution Record Date”) with respect to any unpaid dividends and other distributions that were prepared prior to the Closing, including any dividend or distribution declared pursuant to Section 8(e) hereof, shall have the right to receive such unpaid dividends and distributions with respect to the shares of the Fund that such person had on such Distribution Record Date.

(e) All books and records relating to the Fund, including all books and records required to be maintained under the Investment Company Act of 1940, as amended (the “1940 Act”) and the rules and regulations thereunder, shall be available to the Company from and after the date of this Agreement, and shall be turned over to the Company on or prior to the Closing.

2.     Valuation.

(a) The net asset value of the Shares and the Fund’s shares and the value of the Fund’s Net Assets to be acquired by the Company hereunder shall in each case be computed as of 4:00 p.m. Eastern time on the Closing Date unless on such date (a) the New York Stock Exchange (“NYSE”) is not open for unrestricted trading or (b) the reporting of trading on the NYSE or elsewhere is disrupted or (c) any other extraordinary financial event or market condition occurs (all such events described in (a), (b) or (c) are each referred to as a “Market Disruption”). The net asset value per share of the Shares and the Fund’s shares and the value of the Fund’s Net Assets shall be computed in accordance with the valuation procedures set forth in the respective prospectuses of the Company and the Fund.

(b) In the event of a Market Disruption on the proposed Closing Date so that an accurate appraisal of the net asset value of the Shares or the Fund’s shares or the value of the Fund’s Net Assets is impracticable, the Closing Date shall be postponed until the first business day when regular trading on the NYSE shall have been fully resumed and reporting shall have been restored and other trading markets are otherwise stabilized.

(c) All computations of value regarding the net asset value of the Shares and the Fund’s shares and the value of the Fund’s Net Assets shall be made by the investment advisor to the Company; provided, however, that all computations of value shall be subject to review by the Fund.

3.     Closing and Closing Date.

The Closing Date shall be May 20, 2005, or such later date as the parties may mutually agree. The Closing shall take place at the principal office of the Fund at 5:00 p.m., Eastern time, on the Closing Date. The Fund shall have provided for delivery as of the Closing of those Net Assets of the Fund to be transferred to the account of the Company’s Custodian, JPMorgan Chase Bank, Network Management, 4 Chase MetroTech Center – 10th Floor, Brooklyn, NY 11245. Also, the Fund shall deliver at the Closing a list of names and addresses of the shareholders of record of the Fund and the number of full and fractional shares of beneficial interest owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of 4:00 p.m. Eastern time on the Closing Date, certified by its transfer agent or by its President to the best of its or his knowledge and belief. The Company shall issue and deliver a certificate or certificates evidencing the Shares to be delivered to the account of the Fund at said transfer agent registered in such manner as the officers of the Fund may request, or provide evidence satisfactory to the Fund that such Shares have been registered in an account on the books of the Company in such manner as the officers of the Fund may request.

4.     Representations and Warranties by the Company.

The Company represents and warrants to the Fund that:

(a) The Company is a corporation organized under the laws of the State of Maryland on November 10, 1986, and is validly existing under the laws of that State. The Company is duly registered under the 1940 Act, as an open-end, management investment company and all of its shares of common stock sold were sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “1933 Act”), except for those shares sold pursuant to the private offering exemption for the purpose of raising initial capital as required by the 1940 Act.

(b) The Company is authorized to issue one billion nine hundred million shares of common stock, par value $0.01 per share, each outstanding share of which is fully paid, non-assessable, freely transferable and has full voting rights, and currently issues five classes of shares: Class A, Class B, Class C, Class R and Advisor Class shares of common stock. No shareholder of the Company shall have any option, warrant or preemptive right of subscription or purchase with respect to the Shares.

(c) The financial statements appearing in the Company’s Annual Report to Shareholders for the fiscal year ended August 31, 2004, audited by PricewaterhouseCoopers LLP, copies of which have been delivered to the Fund, fairly present the financial position of the Company as of such date and the results of its operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

(d) The books and records of the Company accurately summarize the accounting data represented and contain no material omissions with respect to its business and operations.

(e) The Company has the power to own all of its properties and assets, to perform its obligations under this Plan and to consummate the transactions contemplated herein. The Company is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would subject it to any material liability or disability. The Company has all necessary federal, state and local authorizations, consents and approvals required to own all of its properties and assets and to conduct its business as such business is now being conducted and to consummate the transactions contemplated herein.

(f) The Company is not a party to or obligated under any provision of its Articles of Incorporation, as amended (“Articles of Incorporation”) or Amended and Restated By-laws (“By-laws”), or any contract or any other commitment or obligation and is not subject to any order or decree that would be violated by its execution of or performance under this Plan, and no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Company of the transactions contemplated by the Plan, except for the registration of the Shares under the 1933 Act, the 1940 Act, or as may otherwise be required under the federal and state securities laws or the rules and regulations thereunder.

(g) The Company has elected to be treated as a regulated investment company (“RIC”) for federal income tax purposes under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), the Company is a “fund” as defined in Section 851(g)(2) of the Code, has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

(h) The Company is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(i) The Company does not have any unamortized or unpaid organizational fees or expenses.

(j) All information to be furnished by the Company to the Fund for use in preparing any prospectus, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby shall be accurate and complete and shall comply in all material respects with federal securities and other laws and regulations applicable thereto.

(k) The Company does not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those incurred in the ordinary course of business as an investment company.

(l) There is no intercorporate indebtedness existing between the Fund and the Company that was issued, acquired or will be settled at a discount.

(m) The Company does not own, directly or indirectly, nor has it owned during the past five (5) years, directly or indirectly, any shares of the Fund.

(n) The Company has no plan or intention to issue additional shares following the reorganization except for shares issued in the ordinary course of its business as an open-end investment company; nor does the Company have any plan or intention to redeem or otherwise reacquire any Shares issued pursuant to the Plan of Reorganization, other than in the ordinary course of its business or to the extent necessary to comply with its legal obligation under Section 22(e) of the 1940 Act.

(o) The Company will actively continue the Fund’s business in substantially the same manner that the Fund conducted that business immediately before the Plan of Reorganization. The Company has no plan or intention to sell or otherwise dispose of any of the former assets of the Fund, except for dispositions made in the ordinary course of its business or dispositions necessary to maintain its qualification as a RIC, although in the ordinary course of its business, the Company will continuously review its investment portfolio (as the Fund did before the Plan of Reorganization) to determine whether to retain or dispose of particular stocks or securities, including those included among the former assets of the Fund.

(p) The Form N-14 Registration Statement referred to in Section 7(g) hereof (other than the portions of such documents based on information furnished by or on behalf of the Fund for inclusion or incorporation by reference therein), and any Prospectus or Statement of Additional Information of the Company contained or incorporated therein by reference, and any supplement or amendment to the Form N-14 Registration Statement or any such Prospectus or Statement of Additional Information, on the effective and clearance dates of the Form N-14 Registration Statement, on the date of the Special Meeting of Fund shareholders, and on the Closing Date: (a) shall comply in all material respects with the provisions of the Securities Exchange Act of 1934, as amended (the “1934 Act”), the 1940 Act, the rules and regulations thereunder, and all applicable state securities laws and the rules and regulations thereunder; and (b) shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements were made, not misleading.

5.     Representations and Warranties by the Fund.

The Fund represents and warrants to the Company that:

(a) The Fund is a statutory trust created under the laws of The State of Delaware on December 7, 2001, and is validly existing under the laws of that State. The Fund is duly registered under the 1940 Act as an open-end, management investment company and all of the Fund’s shares sold were sold pursuant to an effective registration statement filed under the 1933 Act, except for those shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital, as required by the 1940 Act.

(b) The Fund is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share, each outstanding share of which is fully paid, non-assessable, freely transferable and has full voting rights, and currently issues a single class of shares. No shareholder of the Fund has or will have any option, warrant or preemptive rights of subscription or purchase with respect to the Fund’s shares.

(c) The financial statements appearing in the Fund’s Annual Report to Shareholders for the fiscal year ended August 31, 2004, audited by PricewaterhouseCoopers LLP, copies of which have been delivered, or will be delivered, to the Company, fairly present the financial position of the Fund as of such date and the results of its operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

(d) The books and records of the Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of the Fund.

(e) The Fund has the power to own all of its properties and assets, to perform its obligations under this Plan and to consummate the transactions contemplated herein. The Fund is not required to qualify to do business in any jurisdiction in which it is not so qualified or where failure to qualify would subject it to any material liability or disability. The Fund has all necessary federal, state and local authorizations, consents and approvals required to own all of its properties and assets and to conduct its business as such business is now being conducted and to consummate the transactions contemplated herein.

(f) The Fund is not a party to or obligated under any provision of its Trust Instrument or Bylaws, or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under this Plan. The Fund has furnished the Company with copies or descriptions of all material agreements or other arrangements to which it is a party. The Fund has no material contracts or other commitments (other than this Plan or agreements for the purchase of securities entered into in the ordinary course of business and consistent with its obligations under this Plan) which will not be terminated by the Fund in accordance with their terms at or prior to the Closing Date.

(g) The Fund has elected to be treated as a RIC for federal income tax purposes under Part I of Subchapter M of the Code. The Fund is a “fund” as defined in section 851(g)(2) of the Code, has qualified as a RIC for each taxable year since its inception, and will qualify as a RIC as of the Closing Date, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing Date.

(h) The Fund is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

(i) The Fund does not have any unamortized or unpaid organization fees or expenses.

(j) The Prospectus for shares of the Fund, dated January 1, 2004, and the corresponding Statement of Additional Information, dated January 1, 2004, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and any amended, revised, or new prospectus or statement of additional information of the Fund or any supplement thereto, that is hereafter filed with the SEC (copies of which documents shall be provided to the Company promptly after such filing), shall not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(k) The Fund does not have any known liabilities, costs or expenses of a material amount, contingent or otherwise, other than those reflected in the financial statements referred to in Section 5(c) hereof and those incurred in the ordinary course of business as an investment company since the dates of those financial statements. On the Closing Date, the Fund shall advise the Company in writing of all its known liabilities, contingent or otherwise, whether or not incurred in the ordinary course of business, existing or accrued at such time.

(l) Since August 31, 2004, there has not been any material adverse change in the Fund’s financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of its business.

(m) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Fund of the transactions contemplated by the Plan, except as may be required under the federal or state securities laws or the rules and regulations thereunder.

(n) The information to be furnished by the Fund for use in preparing the Form N-14 Registration Statement referred to in Section 7(g) hereof, and the Proxy Statement/Prospectus to be included in the Form N-14 Registration Statement, proxy materials and other documents which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto.

(o) There is no intercorporate indebtedness existing between the Fund and the Company that was issued, acquired or will be settled at a discount.

(p) There is no plan or intention of the Fund’s shareholders who individually own 5% or more of shares of the Fund and, to the best of the Fund’s knowledge, there is no plan or intention of the remaining Fund shareholders to redeem or otherwise to dispose of any shares of the Company to be received by them in the Plan of Reorganization (but redemptions and dispositions of shares of the Company may occur in the future as a consequence of investment decisions unrelated to the Plan of Reorganization). The Fund does not anticipate dispositions of its shares at the time or soon after the reorganization to exceed the usual rate and frequency of redemptions of shares of the Fund as an open-end investment company. Consequently, the Fund is not aware of any plan that would cause the percentage of shareholder interests, if any, that will be disposed of as a result of or at the time of the Plan of Reorganization to be 1% or more of the shares of the Fund outstanding as of the Closing Date.

(q) As of the Closing Date, the Fund will not have outstanding any warrants, options, convertible securities, or any other type of rights pursuant to which any person could acquire shares of the Fund, except for the right of investors to acquire its shares at the applicable stated offering price in the normal course of its business as an open-end diversified management investment company operating under the 1940 Act.

(r) Throughout the five year period ending on the Closing Date, the Fund will have conducted its historic business within the meaning of Section 1.368-1(d) of the Income Tax Regulations under the Code.

6.     Representations and Warranties by the Fund and the Company.

The Fund and the Company each represents and warrants to the other that:

(a) The statement of assets and liabilities to be furnished by it as of 4:00 p.m. Eastern time on the Closing Date for the purpose of determining the number of Shares to be issued pursuant to Section 1 of this Plan, will accurately reflect the Fund’s Net Assets and outstanding shares of beneficial interest, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

(b) At the Closing, it will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in (a) above, free and clear of all liens or encumbrances of any nature whatsoever, except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

(c) Except as disclosed in its currently effective prospectus relating to the Fund and the Company, there is no material suit, judicial action, or legal or administrative proceeding pending or threatened against it. Neither the Company nor the Fund are a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects the Company’s or the Fund’s business or their ability to consummate the transactions herein contemplated.

(d) There are no known actual or proposed deficiency assessments with respect to any taxes payable by it.

(e) The execution, delivery, and performance of this Plan have been duly authorized by all necessary action of its Board of Trustees/Directors, as the case may be, and this Plan, subject to the approval of the Fund’s shareholders, constitutes a valid and binding obligation enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(f) It anticipates that consummation of this Plan will not cause the Fund and the Company to fail to conform to the requirements of Subchapter M of the Code for federal income taxation qualification as a RIC at the end of its fiscal year.

7.     Covenants of the Fund and the Company.

(a) The Fund and the Company each covenant to operate their respective businesses as presently conducted between the date hereof and the Closing, it being understood that such ordinary course of business will include customary dividends and distributions and any other distribution necessary or desirable to minimize federal income or excise taxes.

(b) The Fund undertakes that it will not acquire the Shares for the purpose of making distributions thereof to anyone other than the Fund’s shareholders.

(c) The Fund undertakes that, if this Plan is consummated, it will liquidate and dissolve.

(d) The Fund and the Company each agree that, by the Closing, all of their Federal and other tax returns and reports required by law to be filed on or before such date shall have been filed, and all Federal and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes, and to the best of their knowledge no such tax return is currently under audit and no tax deficiency or liability has been asserted with respect to such tax returns or reports by the Internal Revenue Service or any state or local tax authority.

(e) At the Closing, the Fund will provide the Company a copy of the shareholder ledger accounts, certified by the Fund’s transfer agent or its President to the best of its or his knowledge and belief, for all the shareholders of record of the Fund’s shares as of 4:00 p.m. Eastern time on the Closing Date who are to become shareholders of the Company as a result of the transfer of assets that is the subject of this Plan.

(f) The Board of Trustees of the Fund shall call and the Fund shall hold, a Special Meeting of the Fund’s shareholders to consider and vote upon this Plan (the “Special Meeting”) and the Fund shall take all other actions reasonably necessary to obtain approval of the transactions contemplated herein. The Fund agrees to mail to each shareholder of record of the Fund entitled to vote at the Special Meeting at which action on this Plan is to be considered, in sufficient time to comply with requirements as to notice thereof, a combined Prospectus/Proxy Statement that complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

(g) The Company will file with the U.S. Securities and Exchange Commission a registration statement on Form N-14 under the 1933 Act relating to the Shares issuable hereunder (“Registration Statement”), and will use its best efforts to provide that the Registration Statement becomes effective as promptly as is practicable. At the time it becomes effective, the Registration Statement will (i) comply in all material respects with the applicable provisions of the 1933 Act, and the rules and regulations promulgated thereunder; and (ii) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the time of the Special Meeting, and at the Closing Date, the prospectus and statement of additional information included in the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Subject to the provisions of this Plan, the Company and the Fund each shall take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate the transactions contemplated by this Plan.

(i) The Fund shall furnish to the Company on the Closing Date a Statement of Assets and Liabilities as of the Closing Date, which statement shall be prepared in accordance with GAAP consistently applied and shall be certified by the Fund’s Treasurer or Assistant Treasurer. As promptly as practicable, but in any case, within forty-five (45) days after the Closing Date, the Fund shall furnish to the Company, in such form as is reasonably satisfactory to the Company, a statement of the earnings and profits of the Fund for federal income tax purposes, and of any capital loss carryovers and other items that will be carried over to the Company as a result of Section 381 of the Code, which statement shall be certified by the Fund’s Treasurer or Assistant Treasurer. The Fund covenants that it has no earnings and profits that were accumulated by it or any acquired entity during a taxable year when it or such entity did not qualify as a RIC under the Code, or, if it has such earnings and profits, it shall distribute them to its shareholders prior to the Closing Date.

(j) The Fund shall deliver to the Company at the Closing Date confirmation or other adequate evidence as to the tax costs and holding periods of the assets and property of the Fund transferred to the Company in accordance with the terms of this Plan.

8.     Conditions Precedent to be Fulfilled by the Fund and the Company.

The consummation of this Plan hereunder shall be subject to the following respective conditions:

(a) That: (i) all the representations and warranties of the other party contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date; (ii) the other party shall have performed all obligations required by this Plan to be performed by it prior to the Closing; and (iii) the other party shall have delivered to such party a certificate signed by the President and by the Secretary or equivalent officer to the foregoing effect.

(b) That each party shall have delivered to the other party a copy of the resolutions approving the Plan adopted and approved by the appropriate action of the Board of Directors/Trustees certified by its Secretary or equivalent officer of each of the Fund and the Company.

(c) That the U.S. Securities and Exchange Commission shall not have issued an unfavorable management report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan under Section 25(c) of the 1940 Act. And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of either party or would prohibit the transactions contemplated hereby.

(d) That this Plan and the Plan of Reorganization contemplated hereby shall have been adopted and approved by the appropriate action of the shareholders of the Fund at an annual or special meeting or any adjournment thereof.

(e) That a distribution or distributions shall have been declared for the Fund prior to the Closing Date that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to 4:00 p.m. Eastern time on the Closing Date; and (ii) any undistributed ordinary income and capital gain net income from any period to the extent not otherwise declared for distribution. Capital gain net income has the meaning given such term by Section 1222(g) of the Code.

(f) That all required consents of other parties and all other consents, orders, and permits of federal, state and local authorities (including those of the U.S. Securities and Exchange Commission (the “SEC”) and of state Blue Sky securities authorities, including any necessary “no-action” positions or exemptive orders from such federal and state authorities) to permit consummation of the transaction contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of material adverse effect on the assets and properties of the Fund or the Company.

(g) That there shall be delivered to the Fund and the Company, an opinion, from Messrs. Stradley Ronon Stevens & Young, LLP, counsel to the Company, to the effect that, provided the transaction contemplated hereby is carried out in accordance with this Plan and based upon certificates of the officers of the Fund and the Company with regard to matters of fact:

(1) The acquisition by the Company of substantially all the assets of the Fund as provided for herein in exchange for the Shares followed by the distribution by the Fund to its shareholders of the Shares in complete liquidation of the Fund will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and the Fund and the Company will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code;

(2) No gain or loss will be recognized by the Fund upon the transfer of substantially all of its assets to the Company in exchange solely for voting shares of the Company (Sections 361(a) and 357(a) of the Code). No opinion, however, will be expressed as to whether any accrued market discount will be required to be recognized as ordinary income pursuant to Section 1276 of the Code;

(3) The Company will recognize no gain or loss upon the receipt of substantially all of the assets of the Fund in exchange solely for voting shares of the Company (Section 1032(a) of the Code);

(4) No gain or loss will be recognized by the Fund upon the distribution of the Shares to its shareholders in liquidation of the Fund (in pursuance of the Plan) (Section 361(c)(1) of the Code);

(5) The basis of the assets of the Fund received by the Company will be the same as the basis of such assets to the Fund immediately prior to the Plan of Reorganization (Section 362(b) of the Code);

(6) The holding period of the assets of the Fund received by the Company will include the period during which such assets were held by the Fund (Section 1223(2) of the Code);

(7) No gain or loss will be recognized by the shareholders of the Fund upon the exchange of their shares in the Fund for voting shares of the Company, including fractional shares to which they may be entitled (Section 354(a) of the Code);

(8) The basis of the Shares received by the shareholders of the Fund shall be the same as the basis of the Fund’s shares exchanged therefor (Section 358(a)(1) of the Code);

(9) The holding period of the Shares received by shareholders of the Fund (including fractional shares to which they may be entitled) will include the holding period of the Fund’s shares surrendered in exchange therefor, provided that the Fund’s shares were held as a capital asset on the effective date of the exchange (Section 1223(1) of the Code); and

(10) The Company will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the regulations issued by the United States Treasury (“Treasury Regulations”)) the items of the Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Treasury Regulations.

(h) That there shall be delivered to the Company, an opinion in form and substance satisfactory to it from Messrs. Stradley Ronon Stevens & Young, LLP, counsel to the Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors’ rights:

(1) The Fund is a validly existing statutory trust in good standing under the laws of the State of Delaware;

(2) The Fund is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share. Assuming that the initial shares of beneficial interest of the Fund were issued in accordance with the 1940 Act and the Agreement and Declaration of Trust and Bylaws of the Fund, and that all other outstanding shares of the Fund were sold, issued and paid for in accordance with the terms of the Fund’s prospectus in effect at the time of such sales, each such outstanding share is fully paid, non-assessable, freely transferable and has full voting rights;

(3) The Fund is an open-end investment company of the management type registered as such under the 1940 Act;

(4) Except as disclosed in the Fund’s currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against the Fund, the unfavorable outcome of which would materially and adversely affect the Fund;

(5) The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary trust action on the part of the Fund; and

(6) To the knowledge of such counsel, neither the execution, delivery, nor performance of this Plan by the Fund violates any provision of its Trust Instrument or Bylaws, or the provisions of any agreement or other instrument filed by the Fund as an exhibit to its Registration Statement on Form N-1A; this Plan is the legal, valid and binding obligation of the Fund, and is enforceable against the Fund, in accordance with its terms.

In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of the Fund with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of the Fund.

(i) That there shall be delivered to the Fund, an opinion in form and substance satisfactory to it from Messrs. Stradley Ronon Stevens & Young, LLP, counsel to the Company, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter affecting generally the enforcement of creditors’ rights:

(1) The Company is a validly existing corporation in good standing under the laws of the State of Maryland;

(2) The Company is authorized to issue two billion six hundred million shares of common stock, par value $0.01 per share, divided into five (5) classes of shares. Assuming that the initial shares of common stock of the Company were issued in accordance with the 1940 Act, and the Articles of Incorporation and the By-laws of the Company, and that all other outstanding shares of the Company were sold, issued and paid for in accordance with the terms of the Company’s prospectus in effect at the time of such sales, each such outstanding share of the Company is fully paid, non-assessable, freely transferable and has full voting rights;

(3) The Company is an open-end investment company of the management type registered as such under the 1940 Act;

(4) Except as disclosed in the Company’s currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against the Company, the unfavorable outcome of which would materially and adversely affect the Company;

(5) The Shares to be issued pursuant to the terms of this Plan have been duly authorized and, when issued and delivered as provided in this Plan, will have been validly issued and fully paid and will be non-assessable by the Company;

(6) The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company;

(7) To the knowledge of such counsel, neither the execution, delivery, nor performance of this Plan by the Company violates any provision of its Articles of Incorporation or By-laws, or the provisions of any agreement or other instrument filed by the Company as an exhibit to its Registration Statement on Form N-1A; this Plan is the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms; and

(8) The registration statement of the Company, of which the prospectus dated January 1, 2004 is a part (the “Prospectus”) is, at the time of the signing of this Plan, effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the U.S. Securities and Exchange Commission under the 1933 Act, and nothing has come to counsel’s attention that causes it to believe that, at the time the Prospectus became effective or at the time of the signing of this Plan, such Prospectus (except for the financial statements and other financial and statistical data included therein, as to which counsel need not express an opinion), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel knows of no legal or government proceedings required to be described in the Prospectus, or of any contract or document of a character required to be described in the Prospectus that is not described as required.

In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of the Company with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of the Company.

(j) That the Fund shall have received a certificate from the President or any Vice President and the Secretary or any Assistant Secretary of the Company to the effect that the statements contained in the Prospectus, at the time the Prospectus became effective and at the date of the signing of this Plan, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(k) That the Company’s Registration Statement with respect to the Shares to be delivered to the Fund’s shareholders in accordance with this Plan shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date or shall be in effect at Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

(l) That the Shares to be delivered hereunder shall be eligible for sale with each state commission or agency with which such eligibility is required in order to permit the Shares lawfully to be delivered to each holder of the Fund’s shares.

(m) That, at the Closing, there shall be transferred to the Company aggregate Net Assets of the Fund comprising at least 90% in fair market value of the total net assets and 70% of the fair market value of the total gross assets recorded on the books of the Fund on the Closing Date.

(n) That there be delivered to the Company information concerning the tax basis of the Fund in all securities transferred to the Company, together with shareholder information including the names, addresses, and taxpayer identification numbers of the shareholders of the Fund as of the Closing Date, the number of shares held by each shareholder, the dividend reinvestment elections applicable to each shareholder, and the backup withholding and nonresident alien withholding certifications, notices or records on file with the Fund respect to each shareholder.

9.     Brokerage Fees and Expenses.

(a) The Fund and the Company each represents and warrants to the other that there are no broker or finders’ fees payable by it in connection with the transactions provided for herein.

(b) The expenses of entering into and carrying out the provisions of this Plan shall be borne one-quarter by the Company, one-quarter by the Fund, one-quarter by Templeton Investment Counsel, LLC and one-quarter by Templeton Global Advisors Limited.

10.   Termination; Postponement; Waiver; Order.

(a) Anything contained in the Plan to the contrary notwithstanding, the Plan may be terminated and the Plan of Reorganization abandoned at any time (whether before or after approval thereof by the shareholders of the Fund) prior to the Closing, or the Closing may be postponed as follows:

(1) by mutual consent of the Fund and the Company;

(2) by the Company if any condition of its obligations set forth in Section 8 has not been fulfilled or waived and it reasonably appears that such condition or obligation will not or cannot be met; or

(3) by the Fund if any conditions of its obligations set forth in Section 8 has not been fulfilled or waived and it reasonably appears that such condition or obligation will not or cannot be met.

An election by the Company or the Fund to terminate the Plan and to abandon the Plan of Reorganization shall be exercised respectively, by the Board of Directors or Trustees of either the Company or the Fund.

(b) If the transactions contemplated by this Plan have not been consummated by December 31, 2005, the Plan shall automatically terminate on that date, unless a later date is agreed to by both the Company and the Fund.

(c) In the event of termination of the Plan pursuant to the provisions hereof, the same shall become void and have no further effect, and neither the Fund nor the Company, nor their directors, trustees, officers, or agents or the shareholders of the Fund or the Company shall have any liability in respect of this Plan, but all expenses incidental to the preparation and carrying out of this Plan shall be paid as provided in Section 9(b) hereof.

(d) At any time prior to the Closing, any of the terms or conditions of this Plan may be waived by the party who is entitled to the benefit thereof by action taken by that party’s Board of Directors or Trustees if, in the judgment of such Board of Directors or Trustees, such action or waiver will not have a material adverse effect on the benefits intended under this Plan to its shareholders, on behalf of whom such action is taken.

(e) The respective representations and warranties contained in Sections 4 to 6 hereof shall expire with and be terminated by the Plan on the Closing Date, and neither the Fund nor the Company, nor any of their officers, directors, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing Date. This provision shall not protect any officer, director, trustee, agent or shareholder of the Fund or the Company against any liability to the entity for which that officer, trustee, agent or shareholder so acts or to its shareholders to which that officer, trustee, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

(f) If any order or orders of the U.S. Securities and Exchange Commission with respect to this Plan shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Trustees of the Fund or the Board of Directors of the Company to be acceptable, such terms and conditions shall be binding as if a part of this Plan without further vote or approval of the shareholders of the Fund, unless such terms and conditions shall result in a change in the method of computing the number of Shares to be issued to the Fund in which event, unless such terms and conditions shall have been included in the proxy solicitation material furnished to the shareholders of the Fund prior to the meeting at which the transactions contemplated by this Plan shall have been approved, this Plan shall not be consummated and shall terminate unless the Fund shall promptly call a special meeting of the shareholders of the Fund at which such conditions so imposed shall be submitted for approval.

11.   Indemnification.

(a) The Company shall indemnify, defend and hold harmless the Fund, its Board of Trustees, officers, employees and agents (collectively “Acquired Fund Indemnified Parties”) against all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending third party claims, actions, suits or proceedings, whether or not resulting in any liability to such Acquired Fund Indemnified Parties, including amounts paid by any one or more of the Acquired Fund Indemnified Parties in a compromise or settlement of any such claim, action, suit or proceeding, or threatened third party claim, suit, action or proceeding made with the consent of the Company, arising from any untrue statement or alleged untrue statement of a material fact contained in the Form N-14 Registration Statement, as filed and in effect with the SEC or any application prepared by the Company with any state regulatory agency in connection with the transactions contemplated by this Plan under the securities laws thereof (“Application”); or which arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall only be liable in such case to the extent that any such loss, claim, demand, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission about the Company or the transactions contemplated by this Plan made in the Form N-14 Registration Statement or any Application.

(b) The Fund, until the time of the Fund’s liquidation, shall indemnify, defend, and hold harmless the Company, its Board of Directors, officers, employees and agents (“Acquiring Fund Indemnified Parties”) against all losses, claims, demands, liabilities, and expenses, including reasonable legal and other expenses incurred in defending third party claims, actions, suits or proceedings, whether or not resulting in any liability to such Acquiring Fund Indemnified Parties, including amounts paid by any one or more of the Acquiring Fund Indemnified Parties in a compromise or settlement of any such claim, suit, action, or proceeding, made with the consent of the Fund, arising from any untrue statement or alleged untrue statement of a material fact contained in the Form N-14 Registration Statement, as filed and in effect with the SEC or any Application; or which arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Fund shall only be liable in such case to the extent that any such loss, claim, demand, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission about the Fund or the transactions contemplated by this Plan made in the Form N-14 Registration Statement or any Application.

(c) A party seeking indemnification hereunder is hereinafter called the “Indemnified Party” and the party from whom the indemnified party is seeking indemnification hereunder is hereinafter called the “Indemnifying Party.” Each Indemnified Party shall notify the Indemnifying Party in writing within ten (10) days of the receipt by one or more of the Indemnified Parties of any notice of legal process of any suit brought against or claim made against such Indemnified Party as to any matters covered by this Section 11, but the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than under this Section 11. The Indemnifying Party shall be entitled to participate at its own expense in the defense of any claim, action, suit, or proceeding covered by this Section 11, or, if it so elects, to assume at its own expense, the defense thereof with counsel satisfactory to the Indemnified Parties; provided, however, if the defendants in any such action include both the Indemnifying Party and any Indemnified Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the Indemnifying Party, the Indemnified Party shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action on behalf of such Indemnified Party.

Upon receipt of notice from the Indemnifying Party to the Indemnified Parties of the election by the Indemnifying Party to assume the defense of such action, the Indemnifying Party shall not be liable to such Indemnified Parties under this Section 11 for any legal or other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof unless (i) the Indemnified Parties shall have employed such counsel in connection with the assumption of legal defenses in accordance with the provision of the immediately preceding sentence (it being understood, however, that the Indemnifying Parties shall not be liable for the expenses of more than one separate counsel); (ii) the Indemnifying Parties do not employ counsel reasonably satisfactory to the Indemnified Parties to represent the Indemnified Parties within a reasonable amount of time after notice of commencement of the action; or (iii) the Indemnifying Parties have authorized the employment of counsel for the Indemnified Parties at its expense.

(d) This Section 11 shall survive the termination of this Plan and for a period of three (3) years following the Closing Date.

12.   Liability of the Company and the Fund.

(a) Each party acknowledges and agrees that all obligations of the Company under this Plan are binding only with respect to the Company; that any liability of the Company under this Plan with respect to the Company, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of the Company with respect to this Plan or in connection with the transactions contemplated herein; and that the Fund shall not seek satisfaction of any such obligation or liability from the shareholders of the Company, the directors, officers, employees or agents of the Company, or any of them.

(b) Each party acknowledges and agrees that all obligations of the Fund under this Plan are binding only with respect to the Fund; that any liability of the Fund under this Plan with respect to the Fund, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of the Fund with respect to this Plan or in connection with the transactions contemplated herein; and that the Company shall not seek satisfaction of any such obligation or liability from the shareholders of the Fund, the trustees, officers, employees or agents of the Fund, or any of them.

13.   Entire Agreement and Amendments.

The Plan embodies the entire agreement between the parties and there are no agreements, understandings, restrictions, or warranties relating to the transactions contemplated by the Plan other than those set forth herein or herein provided for. The Plan may be amended only by mutual consent of the parties in writing. Neither the Plan nor any interest herein may be assigned without the prior written consent of the other party.

14.   Counterparts.

The Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

15.   Notices.

Any notice, report, or demand required or permitted by any provision of this Plan shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to the Company, at Templeton Growth Fund, Inc., 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394, Attention: Secretary, or the Fund, at Templeton Capital Accumulator Fund, 500 East Broward Boulevard, Suite 2100, Fort Lauderdale, Florida 33394, Attention: Secretary, as the case may be.

16.   Governing Law.

This Plan shall be governed by and carried out in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Fund and the Company have each caused this Plan to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.

TEMPLETON GROWTH FUND, INC.
Attest:
By:	/s/ROBERT C. ROSSELOT	By:	/s/DAVID P. GOSS
	Robert C. Rosselot, Secretary		David P. Goss, Vice President
TEMPLETON CAPITAL ACCUMULATOR FUND
Attest:
By:	/s/ROBERT C. ROSSELOT	By:	/s/DAVID P. GOSS
	Robert C. Rosselot, Secretary		David P. Goss, Vice President